EXHIBIT 16
                                                  FORM 8-K
                                                  MAY 31, 1995


Deloitte &
 Touche LLP
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            411 East Wisconsin Avenue  Telephone: (414) 271-3000
            Milwaukee, Wisconsin 53202-4496




June 5, 1995




Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Bucyrus-Erie Company dated May 31, 1995.

Yours truly,


DELOITTE & TOUCHE LLP










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Deloitte Touche
Tohmatsu
International
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